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                                                                      EXHIBIT 99

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D dated June 2, 1997 with respect to the Common Stock of Summit Holding Southeast, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated:  June 2, 1997

                                           THIRD POINT MANAGEMENT COMPANY L.L.C.



                                            By:/s/ Daniel S. Loeb
                                               ---------------------------------
                                               Name:  Daniel S. Loeb
                                               Title: Managing Member


                                                    /s/ Daniel S. Loeb
                                            ------------------------------------
                                                        Daniel S. Loeb




                                            THIRD POINT PARTNERS L.P.

                                            By:  THIRD POINT ADVISORS L.L.C.,
                                                 its General Partner



                                            By:/s/ Daniel S. Loeb
                                               ---------------------------------
                                               Name:  Daniel S. Loeb
                                               Title: Managing Member